FILED
                  CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA
JUN 26 1998
DEAN HELLER, SECRETARY OF STATE

                               TEE-RIFIK CORP.
                             Name of Corporation

We the undersigned              Alfonso Hernandez, Jr.       and
                            President or Vice President

                Sergio Garcia                 of           TEE-RIFIK CORP.
         Secretary or Assistant Secretary                Name of Corporation

Do hereby certify:
That the board of Directors of said corporation at a meeting duly convened and held on the 25th day of June, 1998, adopted a resolution to amend the original articles of incorporation as follows:
Article I is hereby amended to read as follows: The name of the corporation shall be Shop TV, Inc. The number of shares of the corporation outstanding and entitled to vote on amendment to the Articles of Incorporation 2,500,00; that the said change(s) and amendment has been consented to and approved by majority vote of the stockholders holding at least a majority of each class of stock and entitled to vote thereon.

                                                /S/AL HERNANDEZ
                                                ---------------
                                          President of Vice President

                                               /S/SERGIO GARCIA
                                               ----------------
                                         Secretary or Assistant Secretary

State of   /S/NEVADA
County of   /S/CLARK
On /S/JUNE 25, 1998 personally appeared before me, a Notary Public, /S/AL HERNANDEZ - SERGIO GARCIA who acknowledge that he/she executed the above document.
                                                /S/E.V. STAMBRO
                                                ---------------
                                                 Notary Public